                                                                    EXHIBIT 99.4

This Proxy is Solicited By The Board of Directors of Rare Medium Group, Inc.

RARE MEDIUM GROUP, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

_______________ __, 2001

The undersigned hereby constitutes and appoints Robert Lewis, Michael Hultberg and Craig Chesser, and each of them, true and lawful agents and proxies ("Proxies"), with full power of substitution and revocation in each, to attend the Special Meeting of Stockholders of Rare Medium Group, Inc. to be held at _:00 a.m. on ___________, ____ __, 2001 at _____________, ____________, and any
adjournments thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present (i) as designated upon the matters set forth on the reverse side, and (ii) in their discretion, upon the approval of minutes of prior meetings of the stockholders and such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made with respect to any proposal, this proxy will be voted FOR such proposal. The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournments thereof.


(change of address/comments)

----------------------------------------

----------------------------------------

----------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE.

(REVERSE SIDE)

        Approval and adoption of the Agreement and Plan of Merger, dated May 14, 2001, by and among Motient Corporation, MR Acquisition Corp. and Rare Medium Group, Inc., as amended.

                     FOR                AGAINST           ABSTAIN

                     [ ]                  [ ]               [ ]


|_| Change of address/comments on reverse side.

INSTRUCTIONS:

1. Please sign exactly as name is printed hereon.
2. If shares are held jointly, each holder should sign.
3. If signing as executor or trustee or in similar fiduciary capacity, please give full title as such.
4. If a corporation, please sign full corporate name by President or other authorized officer.
5. If a partnership, please sign partners name by authorized person.


SIGNATURE(S)                 DATE


RARE MEDIUM GROUP, INC.

Dear Stockholder:

If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

To Vote by Telephone:
--------------------
[                   ]

To Vote by Internet:
-------------------

[                  ]

THANK YOU FOR VOTING YOUR SHARES
YOUR VOTE IS IMPORTANT!

Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.